Exhibit 10.2
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made and entered into this 30 day of May, 1996, between Stimsonite Corporation, a Delaware corporation (the "Company"), and Jay R. Taylor (the "Executive").

                  WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially advanced by the employment of the Executive by the Company.

                  WHEREAS, the Company desires to secure for itself or its subsidiaries the benefit of the Executive's background, experience, ability, expertise and industry.

                  WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

                  NOW,  THEREFORE,   on  the  basis  of  the  foregoing  and  in
consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth in this Agreement.

                  2. Term. Subject to the provisions and conditions of this Agreement, Executive's employment hereunder shall commence on the date hereof and shall expire one year from such date (the "Expiration Date"); provided, however, that the term of this Agreement will, on each Expiration Date, automatically be extended for an additional year unless, no later than sixty
(60) days prior to each Expiration Date, the Company or the Executive shall have given written notice that it or the Executive, as the case may be, does not wish to have the term of this Agreement extended (hereinafter referred to as the "Employment Term"), unless otherwise terminated pursuant to the terms hereof.

                  3.       Compensation.

     (a) As compensation for the performance of Executive's services hereunder, the Company shall pay to the Executive (i) a salary (the "Regular Base Salary") of $222,600 per annum or such greater amount as may be determined by the Board of Directors and (ii) an annual bonus (the "Bonus"), payable in accordance with the Company's payroll policy and the Company's incentive compensation plan, respectively, as of the date of this Agreement, as the same may be modified or replaced by the Company from time to time.

     (b) During the Employment Term, the Executive shall be entitled to receive such other benefits and conditions of employment, including, without limitation, participation in such group health, life, disability and dental benefit plans provided by the Company (such benefits collectively, the "Welfare Benefits"), and such paid vacation, as are afforded from time to time hereafter to the other executive employees of the Company holding similar positions.

                  4. Position and Duties. Subject to the terms and conditions contained herein, the Executive shall serve as the President and Chief Executive Officer of the Company and, in such capacity, shall provide such services and perform such functions, consistent with the nature of such position, as shall be determined from time to time by, or pursuant to authority of, the board of directors of the Company (the "Board of Directors"). If elected or appointed, the Executive shall also serve as a director or officer of any of the Company, its subsidiaries or affiliated companies, without further compensation. The Executive understands and agrees that he may be required to undertake normal business travel from time to time.

                  5. Exclusivity. During the Employment Term, the Executive shall devote his working hours to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Company which are not otherwise prohibited by this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business or commercial activity for compensation; provided, however, that nothing in this Agreement shall be deemed to prevent the Executive from investing his personal, immediate family or trust assets; provided, however, that with respect to businesses that compete with the Company's business, his participation, or that of his immediate family or such trust, is solely that of a passive investor owning no more than 1% of any class of such company's outstanding debt or equity securities, provided that such activities do not contravene the provisions of Section 8 hereof.

                  6. Reimbursement for Expenses. Upon the presentation of itemized vouchers, the Company shall reimburse the Executive for travel, meals, entertainment and other expenses reasonably incurred by the Executive in the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy as the same may be modified by the Company from time to time.

                  7.       Termination.

     (a) In the event that the Executive has (A) committed an act of fraud or embezzlement against the Company or an act which he knew to be in gross violation of his duties to the Company (including the unauthorized disclosure of confidential information); (B) continually failed to render services to the Company in accordance with his employment, which failure (I) amounts to gross neglect of his duties to the Company and (II) is not remedied within ten (10) days after notice thereof by the Company; (C) been convicted of a felony; or (D) willfully disregards the lawful directives of the Board of Directors which is not remedied within thirty (30) days after notice thereof by the Company, the Company shall be entitled to terminate this Agreement (other than Sections 8 and 9 hereof unless otherwise specified by the Company) and the employment relationship established hereby immediately upon the giving of written notice to the Executive of such termination specifying the grounds therefor. After the effective date of termination under this Section 7(a), the Company shall not be obligated to make any further payments under this Agreement, except for amounts due the Executive hereunder as of such effective date.

     (b) In the event that the Executive resigns, or the Executive gives notice pursuant to Section 2 that he does not wish to have the term of this Agreement extended as provided therein (other than for reasons that would entitle the Executive to terminate his employment pursuant to Section 7(d)), this Agreement, other than Sections 8 and 9 hereof, and the employment relationship established hereby shall terminate immediately upon the receipt by the Company of notice of the Executive's resignation. After the effective date of termination under this subsection (b), the Company shall not be obligated to make any further payments under this Agreement, except for amounts due the Executive hereunder as of such effective date.

     (c) In the event that the Executive dies, Retires (as hereinafter defined) or becomes Disabled (as hereinafter defined) during the term of this Agreement, this Agreement, other than Sections 8 and 9 and, in the case of retirement or disability, 10 hereof, and the employment relationship established hereby shall terminate immediately upon the date on which the Executive dies, Retires or becomes disabled, as the case may be. After the effective date of termination under this Section 7(c), the Company shall not be obligated to make any further payments under this Agreement (except as provided in Section 10 hereof, if applicable), other than to the Executive or the Executive's heirs, executors, administrators or legal representatives, as the case may be, all amounts due the Executive hereunder as of such effective date, including any amounts or benefits to which the Executive may be entitled under the terms of any employee benefit plan of the Company, as in effect on the effective date of such termination. For purposes of this Section 7(c) "Retires" shall mean the voluntary termination of employment by the Executive after the Executive attains age 65 and "Disabled" shall mean, as of any date, the permanent disability of the Executive in accordance with the then applicable provisions of the disability benefit program of the Company generally available to executives of the Company.

     (d) In the event that the Company elects to terminate the full time employment of the Executive during the Employment Term (other than pursuant to subsections (a), (b) and (c) of this Section 7) or gives notice pursuant to
Section 2 that it does not wish to have the term of this Agreement extended as provided therein (other than for reasons that would entitle the Company to terminate Executive's employment pursuant to subsections (a), (b) and (c) of this Section 7), or if the Executive resigns from his employment hereunder following a Substantial Breach, as defined in this Section 7(d) (such Substantial Breach having not been corrected by the Company within 30 days of receipt of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation), the Company shall continue to pay the Executive as provided in Section 11 hereof. "Substantial Breach" shall mean any material breach by the Company of its obligation under this Agreement including without limitation, (A) the assignment of the Executive to any position or duties materially inconsistent with the provisions of Section 4 hereof; (B) a reduction by the Company in the Regular Base Salary; (C) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans generally available from time to time to executive employees of the Company, or (D) the failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; provided, however, that the term "Substantial Breach" shall not include (x) an immaterial breach by the Company of any provisions of this Agreement including those referred to in clause (A) above or (y) a termination for cause under Section 7(a) hereof. The date of termination of employment by the Company under this Section 7(d) (the "Section 7(d) Termination Date") shall be the later of the date, if any, specified in a written notice of termination to the Executive or the date on which such notice is given to the Executive. The date of resignation under this Section 7(d) shall be 30 days after receipt by the Company of written notice of resignation, provided that the Substantial Breach specified in such notice shall not have been corrected by the Company during such 30-day period.

     (e) Notwithstanding anything in this Section 7 to the contrary, the Executive's rights in any employee benefit plans offered by the Company shall be governed by the rules of such plans as well as by applicable law.

                  8.       Secrecy and Non-Competition.

     (a) No Competing Employment. The Executive acknowledges that (i) the agreements and covenants contained in this Section 8 are essential to protect the value of the Company's business and assets and (ii) by virtue of his past employment with Amerace and his employment with the Company, the Executive has obtained and will obtain such knowledge, know-how, training and experience and there is a substantial probability that such knowledge, know-how, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that, for the period (the "Restricted Period") commencing on the date of this Agreement and ending on the later of (x) the date which is 12 months after the termination of the Executive's full time employment hereunder and (y) at the Company's election given by written notice delivered to Executive no later than 30 days prior to the expiration of the period described in subsection (x) of this Section 8(a), such other date no later than 24 months after the termination of Executive's full time employment hereunder, the Executive shall not, in (a) any location where the Company, or any predecessor to the Company's business, has conducted business during the three year period prior to the expiration of the Employment Term or (b) in any location in which the Company then specifically intends to conduct business which location shall be described in a written notice delivered to the Executive within ninety (90) days following the expiration of the Employment Term; provided, however, that if the Company fails to provide such written notice to the Executive the provisions of this Section 8(a) shall apply only to those locations described in (a) above, participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, investor or otherwise, in any business activities (a "Competitive Activity") if such activity constitutes the manufacturing, production, sale or provision of products or services that are similar to products or services then being manufactured, produced, sold or provided by the Company or any of its subsidiaries; provided, however, that the Executive may maintain and/or undertake purely passive investments on behalf of himself, his immediate family or any trust in companies engaged in a Competitive Activity so long as the aggregate interest represented by such investments does not exceed 1% of any class of the outstanding debt or equity securities of any company engaged in a Competitive Activity. The Executive shall not be bound by the restrictions contained in this Section 8(a) if (i) the Executive's employment with the Company is terminated pursuant to Section 7(d) hereof, and (ii) the Company shall have failed to comply with its obligations under Section 11 of this Agreement.

     (b) Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or, use, either during the Employment Term or at any time thereafter, any information not in the public domain, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its affiliates, relating to the Company, its subsidiaries and affiliates, including but not limited to trade secrets, technical information, designs, drawings, processes, systems, procedures, formulae, test data, know-how, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products), business plans, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, plans (engineering, architectural or otherwise), customer and supplier lists, personnel files, equipment maintenance records, equipment warranty information, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, any predecessor of the Company or any subsidiary thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

     (c) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company or any of its subsidiaries, or otherwise interfere with the relationship of the Company or any of its subsidiaries with, any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or any entity who is, or was within the then most recent twelve-month period, a customer or client of the Company, its predecessor or any of its subsidiaries (a "Customer"); provided, however, that this Section 8(c) shall not prohibit the Executive from employing, for his own account, following a termination of the employment of the Executive, any person employed by a Customer or supplier, if such employment is not in connection with a Competitive Activity.

     (d) Inventions. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole or in part, during his employment (including employment prior to the date hereof) by the Company or Amerace Corporation, a Delaware corporation ("Amerace") which are not generally known to the public or recognized as standard practice and which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company, any predecessor of the Company or any subsidiary and (ii) arise (wholly or partly) from the efforts of the Executive during his employment with the Company or any predecessor of the Company (an "Invention"). The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to any such Inventions; and, whether during the Restricted Period or thereafter, the Executive shall execute and deliver to the Company such form of transfers and assignments and such other papers and documents as reasonably may be required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain a copyright thereon. The Company shall pay all costs incident to the execution and delivery of such transfers, assignments and other documents. Any invention by the Executive within six months following the termination of his employment hereunder shall be deemed to fall within the provisions of this Section 8(d) unless the Executive bears the burden of proof of showing that the Invention was first conceived and made following such termination.

                  9. Deductions from Compensation. The Executive agrees that the Company shall be entitled to deduct and withhold from any compensation payable to the Executive hereunder (i) any taxes in respect of the Executive that the Company is required to deduct and withhold under federal, state or local law whether arising from compensation hereunder or otherwise and (ii) offsets for any other amounts lawfully due from the Executive as determined in good faith by the Company and/or the Board of Directors. In the event that the Executive is no longer employed by the Company at a time when the Company otherwise would be entitled to deduct and withhold any amount pursuant to the preceding sentence, the Executive shall remit such amount to the Company within five (5) days after the receipt of notice from the Company specifying such amount or otherwise in accordance with the Executive's obligations with respect thereto.

                  10. Consultation. The Executive agrees that for a period commencing on the date of the termination of his full time employment by virtue of his disability or retirement, as provided in Section 7(c) and extending for the balance of the Restricted Period, the Executive shall be available to the Company for consultation for up to 15 days per year at such times and locations as are agreed upon by both the Executive and the Company. In consideration for the Executive's consulting and advisory services and, in addition to any amounts provided for in Sections 7 and 11 hereof, the Company agrees to make payments to the Executive in the amount of $10,000 per annum payable quarterly. In addition, the Company will reimburse the Executive for any reasonable out-of-pocket expenses incurred by the Executive in connection with the Executive's consulting and advisory services following presentation to the Company of reasonable documentation evidencing such expenses. The rate of the Executive's compensation pursuant to this Section 10 shall be reviewed annually and may be increased, but not decreased, by the Company. Upon thirty days prior written notice to the Executive, the Company may elect to terminate the Executive's obligations under this Section 10 and discontinue payments pursuant to this Section 10.

                  Neither the Company nor the Executive shall have any obligation under this Section 10 if the Company has terminated the Executive's employment pursuant to Section 7(a), (b) or (d) hereof or, the Employment Term hereunder expires without an agreement between the parties hereto to extend the Employment Term. The preceding sentence however shall not reduce the Executive's obligations under Section 8 hereof.

                  11. Termination Benefits. If the Executive's full time employment with the Company is terminated pursuant to Section 7(d) hereof, the Executive shall be entitled to receive the termination benefits provided under this Section 11 for a minimum period commencing on the Section 7(d) Termination Date and ending one year thereafter ("Minimum Period"); provided, however, that if a Change in Control (as hereinafter defined) occurs after the date of this Agreement and prior to the Section 7(d) Termination Date, the Minimum Period shall be extended through the end of the Restricted Period. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

     (i) The execution by the Company of an agreement for the merger, consolidation or reorganization into or with another corporation or other legal person; provided, however, that no such merger, consolidation or reorganization shall constitute a Change in Control if as a result of such merger, consolidation or reorganization not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

     (ii) The execution by the Company of an agreement for the sale or other transfer of all or substantially all of its assets to another corporation or other legal person; provided, however, that no such sale or other transfer shall constitute a Change in Control if as a result of such sale or transfer not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer.

     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (other than Terrence D. Daniels, Quad-C, Inc., Quad-C Partners, L.P., Quad-C Offshore Investors L.P. or Commonwealth Investors, L.P.) has or intends to become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing a majority or more of the combined voting power of the then-outstanding Voting Stock, including, without limitation, pursuant to a tender offer or exchange offer;

     (iv) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (iv) each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of a least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period shall be deemed to have been a director of the Company at the beginning of such period; or

     (v) Except pursuant to a transaction described in the proviso to subsection
(i) of this Section 11, the Company adopts a plan for the liquidation or dissolution of the Company.

                  Any  termination  of employment  of the Executive  pursuant to
Section 7(d) following the commencement of discussions with a third person that ultimately results in a Change in Control shall be deemed to be a termination of the employment of the Executive after a Change in Control and prior to the
Section 7(d) Termination Date.

                  In the event that the Executive obtains other employment, whether full or part time, after the Section 7(d) Termination Date and prior to the end of the Minimum Period, the Executive shall forthwith notify the Company. The Company shall not be entitled to set off from amounts due the Executive under subsections (a) and (b) below amounts paid to the Executive in respect of other employment.

     (a) Compensation-Regular Base Salary. After the Section 7(d) Termination Date and until the expiration of the Minimum Period, the Executive shall be paid his Regular Base Salary periodically, according to the Company's wage practices, at the rate in effect on the Section 7(d) Termination Date. If the Minimum Period is extended on account of the extension of the Restricted Period pursuant to Section 8(a)(y) such periodic payments shall continue to be made by the Company to the Executive in the same amounts, and with the same frequency as those made during the first 12 months of the Minimum Period until the end of the Restricted Period.

     (b) Compensation-Bonus. After the Section 7(d) Termination Date and until the expiration of the Minimum Period, the Executive shall be paid in periodic ratable installments, at the same time as payments of the Regular Base Salary are made to the Executive pursuant to Section 11(a), an amount equal to the most recent annual Bonus actually paid to the Executive under the Company's incentive compensation plan or any predecessor plan, if applicable; provided, however, that if the Minimum Period is extended on account of the extension of the Restricted Period pursuant to Section 8(a)(y) such periodic payments shall continue to be paid by the Company to the Executive in the same amounts, and with the same frequency, as those made during the first 12 months of the Minimum Period until the end of the Restricted Period.

     (c)  Vacation  Pay.  Any accrued  vacation pay due but not yet taken at the
Section 7(d) Termination Date shall be paid to the Executive on the date upon which the Executive receives his first payment under Section 11(a).

     (d) Welfare Benefits, etc. The Executive's participation (including dependent coverage) in any life, disability, group health and dental benefit plans provided by the Company, in effect immediately prior to the Section 7(d) Termination Date, shall be continued after the Section 7(d) Termination Date, in accordance with Company policy relating to such plans as of the Section 7(d) Termination Date, or substantially equivalent benefits shall be provided by the Company until the earlier of (i) the end of the Minimum Period or (ii) the date upon which the Executive accepts other employment, whether full or part time. Following the Section 7(d) Termination Date, the Company shall not be obligated to (i) provide business accident insurance covering the Executive and (ii) make contributions in respect of the Executive to any qualified retirement and pension plans including, without limitation, the SERP Plan (as defined in Section 13 hereof), or profit sharing plans.

     (e) Company Automobile. The Executive shall have the option to (i) purchase from the Company, at any time not more than ninety days subsequent to the
Section 7(d) Termination Date, one automobile owned by the Company which the Executive regularly used in the course of his employment during the period of time immediately preceding the Section 7(d) Termination Date, at a purchase price equal to the average book value for dealer purchases of such automobile on the date of purchase as indicated in any "blue book" of automobile value which the Company generally uses for such purpose, or (ii) assume the Company's rights and obligations, by notice given no later than 90 days subsequent to the Section 7(d) Termination Date, pursuant to the lease agreement covering the one automobile leased by the Company which the Executive regularly used in the course of his employment during the period of time immediately preceding the
Section 7(d) Termination Date, to the extent permitted by such lease agreement.

     (f) Executive Outplacement Counseling. Within thirty (30) days following the Section 7(d) Termination Date, the Company shall engage an outplacement counseling service of national reputation, at its own expense provided that such expense shall not exceed in the aggregate Ten Thousand Dollars ($10,000), to assist the Executive in obtaining employment, until the earlier of two years from the Section 7(d) Termination Date or such date as the Executive has obtained employment.

                  12.      Limitation on Termination Benefits Payments.

     (a) Definitions. For purposes of this Section, (1) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; (2) "Agreement Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (3) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; and (4) "Present Value" shall mean such value determined in accordance with section 280G(d)(4) of the Code.

     (b) Reduction of Payments. Notwithstanding anything in this Agreement to the contrary, if receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, the aggregate Agreement Payments shall be reduced to an amount (but not below zero) which would result in the maximum possible Net After Tax Receipts for the Executive from all Payments (the "Reduced Amount"). The Reduced Amount and the applicability of Section 4999 of the Code shall be determined within 10 days after termination of the employment of the Executive at the Company's expense by a nationally recognized accounting firm, whose decision shall be final and binding upon both parties.

     (c) Manner of Reduction. If it is determined that the Executive should receive a Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. Within 10 days after receiving such notice and calculations, the Executive shall advise the Company in writing of the manner in which the Agreement Payments shall be reduced. If no such election is made by the Executive within such ten (10) day period, the Company shall make the Agreement Payments in the manner prescribed in Section 11 above until the Reduced Amount has been paid to the Executive, after which the Agreement Payments shall cease.

                  13. Supplemental Executive Retirement Plan. The Company has agreed to assume all obligations of Amerace under the Participation Agreement for Supplemental Executive Retirement Plan dated December 15, 1988 between Amerace and the Executive (the "SERP Plan"). The Company hereby agrees that it shall assume and discharge the obligations of Amerace under the SERP Plan in accordance with the terms thereof and such agreement by the Company shall survive the termination of this Agreement. The Executive acknowledges and agrees that the Company shall succeed to all of Amerace's rights under the SERP Plan.

                  14. Confidentiality of Employment Terms. The Executive shall not disclose to any person other than the Executive's lawyer, financial advisor, accountant and members of his immediate family any of the terms and conditions of his employment with the Company, whether contained herein or in any other agreement, unless such disclosure shall be required by law, government regulation, or the order of any court, administrative authority or other government agency.

                  15. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 8 hereof may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by Section 8 hereof or such other relief as may be required to specifically enforce any of the covenants in Section 8 hereof. The Executive hereby agrees and consents that such injunctive relief may be sought in any state or federal court of record in the State of Illinois, or in the state and county in which such violation may occur, or in any other court, at the election of the Company.

                  16. Extension of Restricted Period. In addition to the remedies the Company may seek and obtain pursuant to Section 15 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 8 hereof.

                  17.      Successors; Binding Agreement.

     (a) In the event of any sale of all or substantially all of the assets of the Company, or the merger, consolidation or other corporate reorganization involving the Company, any successor to the Company by reason of any such transaction shall succeed to all of the Company's obligations, rights and benefits hereunder.

     (b) Except as provided in subsection (a) above, neither this Agreement, nor any rights or benefits hereunder, may be assigned, delegated, transferred, pledged or hypothecated without the written consent of both parties hereto, and any such assignment, delegation, transfer, pledge or hypothecation shall be null and void and shall be disregarded by the Company.

     (c) The Company will require any transferee of all or substantially all of its assets (whether or not by merger or consolidation) to assume, whether by operation of law or otherwise, the Company's obligations under Section 11 of this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute a Substantial Breach by the Company and shall entitle the Executive to benefits described in Section 11 hereof upon his resignation from the Company within three business days of the date such succession becomes effective. For purposes of implementing the foregoing, the later of (i) the date on which any such succession becomes effective or (ii) the date upon which the Company receives written notice of the Executive's resignation shall be deemed the Section 7(d) Termination Date.

                  18.  Waiver  and  Modification.   Any  waiver,  alteration  or
modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration or modification is consented to on the Company's behalf by a director other than the Executive. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  19. Severability and Governing Law. The Executive acknowledges and agrees that the covenants set forth in Section 8 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

                  20. Blue-Pencilling. In the event that, notwithstanding the first sentence of Section 19 hereof, any of the provisions of Section 8 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                  21. Arbitration. The parties agree to submit any dispute arising under this Agreement to arbitration. Arbitration shall be by a single arbitrator experienced in the matters at issue selected by the Company and the Executive in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding as to any matter submitted to him under this Agreement. All costs and expenses incurred in connection with such arbitration proceeding shall be borne by the party against whom the decision is rendered.

                  22. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery of presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex, or by facsimile transmission or five business days after the date sent if sent by certified or registered mail, postage prepaid, return receipt requested, which shall be addressed, in the case of the Company, Stimsonite Corporation, 7524 N. Natchez Avenue, Niles, Illinois 60714, Attention: Chairman, Fax (708) 647-1827, with a copy to Elizabeth C. Kitslaar, Esq., Jones, Day Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois, 60610, FAX: (312) 782-8585 and, in the case of the Executive, Jay Taylor, 1296 West Kajer Lane, Lake Forest, Illinois 60045 or, in each case, to such other address as may be designated in writing by any such party.

                  23.     Captions   and   Paragraph   Headings.   Captions  and
section headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

                  24.      Entire Agreement.  This  Agreement  constitutes the
entire   understanding  and  agreement  of  the  parties  hereto  regarding  the employment of the Executive.

                  25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                  STIMSONITE CORPORATION



                                                  By:TERRENCE D. DANIELS
                                                  -----------------------
                          Terrence D. Daniels, Chairman
                                     Title:



                                    EXECUTIVE



                                                  By:JAY R. TAYLOR
                                                  ------------------------
                                                  Jay R. Taylor